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                                                                Exhibit 10.11(a)


                                November 13, 2000



The Carbide/Graphite Group, Inc.
One Gateway Center, 19th Floor
Pittsburgh, PA 15222-1416

Attention:        Mr. Walter B. Fowler, Jr.,
                  Chairman

                  Re: That certain Revolving Credit and Letter of Credit Issuance Agreement dated as of September 25, 1997, as amended by that certain First Amendment to Revolving Credit and Letter of Credit Issuance Agreement dated as of October 28, 1997 (the "First Amendment"), the Second Amendment to Revolving Credit and Letter of Credit Issuance Agreement and Waiver dated as of April 30, 1998 (the "Second Amendment"), the Third Amendment to Revolving Credit and Letter of Credit Issuance Agreement and Amendment to Revolving Credit Notes dated as of April 30, 1999 (the "Third Amendment"), the Fourth Amendment to Revolving Credit and Letter of Credit Issuance Agreement dated as of September 8, 1999 (the "Fourth Amendment") and the Fifth Amendment to Revolving Credit and Letter of Credit Issuance Agreement dated as of December 10, 1999 (the "Fifth Amendment") and as further amended by that certain Letter Agreement dated May 22, 2000 ("May 2000 Letter") and as further amended by that certain Letter Agreement dated August 21, 2000 ("August 2000 Waiver Letter") (the Revolving Credit and Letter of Credit Issuance Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the May, 2000 Letter Amendment and the August 2000 Waiver Letter, is hereinafter referred to as the "Credit Agreement"), among The Carbide/Graphite Group, Inc., a Delaware corporation (the "Borrower"), the financial institutions party thereto (collectively, the "Lenders"; and individually, a "Lender") and PNC Bank, National Association as the agent for the Lenders (in such capacity, the "Agent")

Dear Mr. Fowler:

         The Borrower, the Lenders and the Agent have entered into that certain August 2000 Waiver Letter pursuant to which the Lenders and the Agent have waived compliance with certain covenants set forth in the Credit Agreement. You have advised the Lenders and the Agent that the Borrower anticipates that as of the Waiver Expiration Date (as such term is defined in the August 2000 Waiver Letter) the Borrower will not be back in compliance with the various financial covenants set forth in the Credit Agreement and that the Borrower will again be in
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default of its obligations to the Lenders thereunder. As a result, you have asked the Lenders to consider further an amendment to the Credit Agreement to better reflect the Borrower's present financial condition. The Lenders have expressed to you their willingness to waive the violations of the Credit Agreement described in Section 2 below and amend the terms of the Credit Agreement as herein set forth.

         Accordingly, the Lenders are willing to enter into this waiver and amendment agreement (this "November 2000 Waiver Agreement") for a period from the date hereof until August 6, 2001 (the "Waiver Period"), provided that the Borrower fully complies with the terms and condition hereof and the Credit Agreement (except as expressly amended or waived hereby) during the Waiver Period. Accordingly, the parties hereto, with the intent to be legally bound, agree as follows:

         1. Representations and Warranties. To induce the Lenders to execute and deliver this November 2000 Waiver Agreement, the Borrower hereby represents and warrants to the Lenders that except as noted in the immediately succeeding paragraph, (a) all the representations and warranties of the Borrower contained in the Credit Agreement and any of the other Loan Documents are true and correct in all material respects as to the Borrower on and as of the date of this November 2000 Waiver Agreement, as though made on and as of such date, (b) no event has occurred and is continuing or would result from the execution and delivery of this November 2000 Waiver Agreement, which constitutes or would constitute a Default or an Event of Default under the Credit Agreement, except as described herein and waived hereby, and (c) each representative of the Borrower and each Subsidiary Guarantor who executes this November 2000 Waiver Agreement has full power and authority to enter into this November 2000 Waiver Agreement.

         2. List of Defaults. The Borrower represents and warrants to the Lenders that as of the date of this November 2000 Waiver Agreement the Borrower is in default of Section 6.02 (ii) for the Fiscal Year ending July 31, 2000,
Section 6.02 (iii) for the Fiscal Year ending July 31, 2000, Section 7.12,
Section 7.13 and Section 7.14 of the Credit Agreement (the "Existing Defaults") and no others; and the Borrower does not expect to be in compliance with the provisions of Sections 7.12, 7.13 and 7.14 of the Credit Agreement for the Fiscal Quarters of the Borrower ending October 31, 2000, January 31, 2001, April 30, 2001, and July 31, 2001, during the Waiver Period (the "Expected Covenant Defaults"; and the Existing Defaults and the Expected Covenant Defaults are herein referred to collectively as, the "Subject Defaults").

         3. Loan Balance. As of the date of this November 2000 Waiver Agreement the Borrower is indebted to the Lenders under the Credit Agreement and the other Loan Documents in the following amounts:
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                  Principal                            $124,160,989.00

                  Accrued Interest                     $    361,404.32

                  Letters of Credit (Undrawn total)    $  6,395,330.00

                  Fees and Expenses (approximate)(1)   $    260,153.82

                                Total:                 $131,177,877.14

                  (1) Does not include fees payable under this November 2000 Waiver Agreement pursuant to Section 8(e).

         4. Waiver by Lenders.

                  (a) Waiver Expiration Date. For purposes of this November 2000 Waiver Agreement, the "Waiver Expiration Date" shall mean (i) the earlier of (A) August 6, 2001; or (B) the termination of the Lenders' obligation to waive under this November 2000 Waiver Agreement due to the occurrence of a Waiver Period Default (as defined in Section 5 hereof) as set forth in Section 6 hereof; or
(ii) such other date as may be agreed to, in writing, by all of the Lenders and the Borrower.

                  (b) Waiver by the Lenders. The Lenders hereby covenant and agree that, except as otherwise expressly provided in this November 2000 Waiver Agreement, subject to the Borrower's complete compliance with the terms and conditions of this November 2000 Waiver Agreement and any other documents executed in connection with this November 2000 Waiver Agreement, (i) the Lenders shall not, prior to the Waiver Expiration Date, (x) declare the Borrower to be in default under the Credit Agreement as a result of any violation of any condition or covenant identified in Section 2 above as a Subject Default, or (y) commence any enforcement action against the Borrower or any Subsidiary Guarantor for collection of the Lender Obligations during the Waiver Period based upon a Subject Default, (ii) each Lender, the Agent and the L/C Issuer agrees that during the Waiver Period the determination of whether the conditions precedent to the making of any Loans, or the issuance of any Letter of Credit, shall be made without regard to the existence (whether now or in the future) of any of the Subject Defaults, and (iii) the Lenders, the Agent, the L/C Issuer and the Borrower hereby acknowledge and agree that the extension of Swingline Loans by the Agent is made solely in the discretion of the Agent, subject to the other terms and conditions of the Credit Agreement. The Borrower expressly acknowledges and agrees that from and after the Waiver Expiration Date the Lenders shall have the right, at any time and from time to time, without the benefit to the Borrower of further opportunity to cure, or to receive further notice of, a Subject Default or both, to exercise any and all rights and remedies available to them against the Borrower, at law and in equity, to
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the same extent as the Lenders would be entitled if the foregoing waiver had never been part of this November 2000 Waiver Agreement. Each of the Subject Defaults shall be deemed to have occurred and be continuing unless the Borrower delivers to the Lenders prior to the Waiver Expiration Date a certificate executed by the Borrower's chief financial officer stating that one or more of the Subject Defaults do not exist under the Credit Agreement or the other Loan Documents as of the date of that certificate. In the event that the Borrower shall have reduced (i) on or before March 31, 2001 (or as such date may be extended due to a Permitted Sale Delay to April 30, 2001), the Revolving Credit Commitment to $110,000,000.00, or (ii) on or before July 31, 2001, the Revolving Credit Commitment to $85,000,000.00, in each such circumstance the Lenders, the Agent and the L/C Issuer agree to negotiate in good faith to establish new financial covenants addressing the changes in the level of consolidated assets and the earnings potential of the Borrower and its consolidated Subsidiaries. The Borrower also agrees to proceed with due diligence and in good faith to obtain alternate financing to the credit accommodations available under the Credit Agreement on or before July 31, 2001.

                  (c) Exercise of Rights By the Lenders prior to the Waiver Expiration Date. The Borrower understands and agrees that the waiver by the Lenders set forth in Section 4(b) does not relate or extend to any actions that the Lenders may take under the Loan Documents or at law or in equity to preserve or protect the collateral provided for in the Security Documents (the "Collateral") and the interest of the Agent and the Lenders in the Collateral, including, by way of example and not limitation, (i) filing actions against or defending or intervening in actions brought by third parties, including but not limited to any and each Subsidiary Guarantor relating to the Collateral or the interests of the Agent and the Lenders therein, (ii) the sending of notices to any persons or entities concerning the existence of security interests or liens in favor of the Agent and the Lenders or concerning any of the Collateral, (iii) filing or recording financing statements, continuation statements, amendments, revivals or any other documents, or taking other actions to evidence, effectuate, establish, perfect, maintain or continue the Lenders' security interests or liens in the Collateral, (iv) taking such action as the Lenders deem necessary or appropriate in the Borrower's or any Subsidiary Guarantor's bankruptcy, or (v) taking of such action as the Lenders deem necessary or appropriate with respect to any other person or entity not a party to this November 2000 Waiver Agreement.

         5. Waiver Defaults. For purposes of this November 2000 Waiver Agreement, each of the events described in this Section 5 shall constitute a "Waiver Period Default."

                  (a) Misrepresentation. Any representation or warranty of the Borrower, or any Subsidiary Guarantor, in this November 2000 Waiver Agreement or any Loan Document, proves to have been untrue in any material respect as of the date when made, or any certificate or other document furnished by the Borrower to the Agent or the Lenders pursuant to the provisions
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hereof or thereof proves to have been untrue in any material respect on the date as of which the facts set forth therein are stated or certified.

                  (b) Breach of Covenants. (i) The Borrower or any Subsidiary Guarantor shall default in the performance of its covenants set forth at Subsection 8(c) through Subsection 8(q) inclusive and Subsection 8(w) of this November 2000 Waiver Agreement; or (ii) the Borrower or any Subsidiary Guarantor shall breach or default under or fail to fully perform any of their respective other agreements, obligations and covenants under this November 2000 Waiver Agreement or any of their respective agreements, obligations and covenants under the Credit Agreement, or any Loan Document, or the documents executed pursuant to or in connection herewith or therewith, other than the occurrence or existence of any of the Subject Defaults or any default described in clause (i) of this Subsection 5(b) of this November 2000 Waiver Agreement, and the continuance of such breach or default or failure to perform beyond the period of grace, if any, allowed with respect thereto under the applicable Loan Document.

                  (c) Breach of Other Lender Agreements. The Borrower, or any Subsidiary Guarantor, shall breach, default under or fail to perform any other agreements or contracts, other than the Loan Documents, with any of the Lenders or any of the Lenders' respective affiliates or subsidiaries; and if such breach, default or failure to perform involves a failure to make a timely payment under the applicable agreement or contract, such breach, default or failure to perform shall continue unremedied for a period of the earlier of (i) ten (10) days after its due date plus any applicable grace period provided under the applicable agreement or contract or (ii) the date of the acceleration of, or the exercise of collection remedies with respect to, the indebtedness of the Borrower or any Subsidiary Guarantor due under such agreement or contract; and if such breach, default or failure to perform involves a breach of non-payment term of the applicable agreement or contract, such breach, default or failure to perform shall continue unremedied for a period of (x) the earlier of thirty (30) days after written notice to the Borrower, or (y) the date of the acceleration of, or the exercise of collection remedies with respect to, the indebtedness of the Borrower or any Subsidiary Guarantor under such agreement or contract.

                  (d) Bankruptcy or Insolvency. The Borrower or any Subsidiary Guarantor shall file a petition in bankruptcy under any chapter of the Bankruptcy Code (Title 11, U.S.C. Section 101 et seq.), or shall make any general assignment for the benefit of creditors, or shall file any petition seeking reorganization, liquidation, dissolution or similar relief under any present or future federal, state or local law or regulation relating to bankruptcy, insolvency or other relief for debtors, or shall fail generally to pay its respective debts as they become due.

                  (e) Judgment, Tax Lien or Forfeiture Against the Borrower. Execution is issued on any judgment against the Borrower or any Subsidiary Guarantor in excess of $500,000 or any levy, forfeiture, seizure or attachment is made against assets of the Borrower or any
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Subsidiary Guarantor in excess of $500,000 or any federal or state tax lien is filed against the Borrower or any Subsidiary Guarantor in excess of $500,000.

                  (f) Suit Against the Lenders. The Borrower, or any Subsidiary Guarantor, shall file or institute against the Lenders or the Agent or any of their respective officers, directors, employees, agents or attorneys any lawsuit, complaint, administrative claim, adversary proceeding or other legal action.

         6. Remedies.

                  (a) Automatic Termination of Waiver. Upon the occurrence of a Waiver Period Default under Section 5(d) hereof, the agreement of the Lenders to waive pursuant to Section 4(b) hereof and any and all other obligations of the Lenders pursuant to this November 2000 Waiver Agreement, shall immediately terminate and be without further force and effect in the same manner and to the same extent as if the same had never been included in this November 2000 Waiver Agreement. In addition, upon the occurrence of any such Waiver Period Default, all Lender Obligations shall be deemed immediately due and payable without necessity of demand, presentment, protest, notice of dishonor or notice of default. No full or partial exercise of any right or remedy shall be deemed a waiver of any other right or remedy. The Lenders shall without further notice be entitled to exercise any and all rights and remedies of the Lenders against the Borrower, and/or the Subsidiary Guarantor, provided for under the Credit Agreement, or in the other Loan Documents, or in any other manner available at law or in equity, including, by way of example and not limitation, the Lenders' right to obtain a judicial sale, either by foreclosure or execution proceeding, of any property subject to any mortgage or judgment.

                  (b) Additional Termination of Waiver. Upon the occurrence of a Waiver Period Default under Section 5(a), 5(b), 5(c), 5(e) or 5(f) hereof and the continuance of such Waiver Period Default for a period of thirty (30) days without the applicable remedy, waiver or cure, the waiver agreement of the Lenders pursuant to Section 4(b) hereof and any and all other obligations of the Lenders pursuant to this November 2000 Waiver Agreement shall be terminated and be without further force and effect. Upon such termination of the Waiver Period and upon declaration of acceleration in accordance with the Credit Agreement, the amounts due by the Borrower to Lenders under the Credit Agreement and the other Loan Documents shall be deemed immediately due and payable without necessity of further presentment, presentation, protest, notice of dishonor or notice of default. No full or partial exercise of any right or remedy shall be deemed a waiver of any other right or remedy. Thereafter, the Lenders shall without further notice be entitled to exercise any and all rights and remedies of the Lenders against the Borrower and/or the Subsidiary Guarantors provided for under the Credit Agreement or in the other Loan Documents, or in any other manner available at law or in equity, including, by way of
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example and not limitation, the Lenders' right to obtain a judicial sale, either by foreclosure or execution proceeding, of any property subject to any lien, mortgage or judgment.

         7. Extent of Waiver. Except as expressly described herein, this November 2000 Waiver Agreement shall not constitute (a) a modification or an alteration of any of the terms, conditions or covenants of the Credit Agreement, all of which remain in full force and effect, or (b) a waiver, release or limitation upon the Agent's or any Lender's exercise of any of its rights and remedies thereunder, all of which are hereby expressly reserved. This November 2000 Waiver Agreement shall not relieve or release the Borrower in any way from any of its duties, obligations, covenants or agreements under the Credit Agreement or from the consequences of any Default or Event of Default thereunder, except as expressly described herein. This November 2000 Waiver Agreement shall not obligate the Agent or any Lender, or be construed to require the Agent or any Lender, to waive any other Events of Default or Defaults under the Credit Agreement, whether now existing or which may occur after the date of this November 2000 Waiver Agreement.

                  Except as expressly waived or amended hereby, the Credit Agreement and each and every representation, warranty, agreement, covenant, term and condition contained therein or in any other Loan Document is specifically ratified and confirmed. Nothing in this November 2000 Waiver Agreement shall be deemed or construed to be a waiver or release of, or a limitation upon, the Agent's or any Lender's exercise of any of its rights and remedies under the Credit Agreement or the other Loan Documents except as expressly set forth herein.

         8. Covenants and Obligations.

                  (a) Interest, Commitment Fees and Letter of Credit Fees During the Waiver Period.

                           (i) Commencing on the Agreement Effective Date (as
defined in Section 11 below), the rate of interest on the Revolving Credit Loans payable to the Lenders shall be Prime Rate plus one percent (1%) per annum; provided that in the case of any Euro-Rate Portion in existence on the Agreement Effective Date, such Euro-Rate Portion shall begin to accrue interest at Prime Rate plus 1% per annum from the conclusion of the current Euro-Rate Interest Period in effect in respect of such Euro-Rate Portion; and commencing on May 1, 2001 the rate of interest on the Revolving Credit Loans payable to the Lender shall be increased to the Prime Rate plus two (2%) percent per annum if the Borrower has not caused a permanent reduction in the Revolving Credit Commitment to at least $110,000,000. After the Agreement Effective Date interest on the Loans shall be payable monthly in arrears, payable on the first Business Day of each month, (and on the last day of any Euro-Rate Interest Period in respect to any Euro-Rate Loan still in effect on the Agreement Effective Date).
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                           (ii) Commencing on the Agreement Effective Date, and
notwithstanding any other provision of the Credit Agreement to the contrary, the Applicable Commitment Fee shall be equal to fifty (50) basis points (.5%) per annum.

                           (iii) Commencing on the Agreement Effective Date, and
notwithstanding any other provision of the Credit Agreement to the contrary, the Applicable Letter of Credit Fee for each Letter of Credit shall be three hundred twenty-five (325) basis points (3.25%) per annum.

                           (iv) The interest rate and fees the subject of this
Section 8(a) are subject to adjustment upon the occurrence of an Event of Default. After the occurrence of an Event of Default (including any Waiver Period Default) and during the continuance thereof, the rate of interest and the Letter of Credit Fee above set forth shall be increased by two hundred (200) basis points (2%) above the pre-default rate.

                  (b) Compliance with Loan Documents. Except as specifically waived hereby, the Borrower shall comply with all of the provisions of the Loan Documents.

                  (c) Additional Financial Reports.

                           (i) The Borrower shall provide to the Agent and each
of the Lenders on the Agreement Effective Date (for the current Fiscal Quarter) and at least ten (10) Business Days prior to the commencement of each Fiscal Quarter of the Borrower during the Waiver Period, a financial forecast for each such Fiscal Quarter presented on a monthly basis, commencing with the Fiscal Quarter ending January 31, 2001 (each a "Quarterly Financial Forecast"; and any Quarterly Financial Forecast together with the Waiver Period Financial Forecast, as herein defined, shall be referred to herein as a "Financial Forecast"), including (a) a consolidated balance sheet for the Borrower and its Subsidiaries, (b) a consolidated statement of income for the Borrower and its Subsidiaries and (c) a consolidated statement of cash flow for the Borrower and its Subsidiaries, prepared in reasonable detail, reconciling to EBITDA for each monthly period, and certified, subject to changes resulting from year-end adjustments, by the chief financial officer of the Borrower.

                           (ii) Beginning with November 15, 2000 and continuing
each month thereafter, the Borrower shall deliver to the Agent and each of the Lender within twelve (12) Business Days after the end of the preceding calendar month an updated Quarterly Financial Forecast for the remainder of the current Fiscal Quarter, and a comparison of actual operating results of the Borrower and its Subsidiaries for the previous calendar month against the related Quarterly Financial Forecast and the Waiver Period Financial Forecast for such calendar month.
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                           (iii) The Borrower shall provide to the Agent and
each of the Lenders on the Amendment Effective Date (for the current Fiscal Quarter) and at least ten (10) Business Days prior to the commencement of each Fiscal Quarter of the Borrower, a weekly cash receipts and disbursements forecast (the "Cash Forecast") for such Fiscal Quarter. Such Cash Forecast will provide in reasonable detail (acceptable to the Agent) the expected weekly sources and uses of cash by the Borrower for the following Fiscal Quarter (and in the case of the Fiscal Quarter ending January 31, 2001, the current Fiscal Quarter). On Wednesday of each week, the Borrower shall submit to the Agent and to each Lender, Borrower's actual cash receipts and disbursements for the immediately preceding week with a comparison to the forecast provided in the applicable Cash Forecast.

                           (iv) The Borrower shall deliver to the Agent and each
of the Lenders within forty-five (45) days after the end of each fiscal quarter in each fiscal year of a Subsidiary Guarantor, (A) a balance sheet as at the end of such period for such Subsidiary Guarantor, (B) a statement of income for such period for such Subsidiary Guarantor and, in the case of the second, third and fourth quarterly periods, for the period from the beginning of the current fiscal year to the end of such quarterly period, (C) a statement of cash flow for such period for such Subsidiary Guarantor and, in the case of the second, third and fourth quarterly periods, for the period from the beginning of the current fiscal year to the end of such quarterly period, and (D) a statement of shareholders' equity (or similar statement for a partnership) for such period of such Subsidiary Guarantor and, in the case of the second, third and fourth quarterly periods, for the period from the beginning of the current fiscal year to the end of such quarterly period; and with each financial statement described in clauses (A) through (D) of this Section 8(c)(iv), each such statement shall set forth, in comparative form, corresponding figures for the corresponding period in the immediately preceding fiscal year of such Subsidiary Guarantor; and all such statements shall be prepared in reasonable detail and certified, subject to changes resulting from year-end adjustments, by the chief financial officer or general partner, as the case may be, of such Subsidiary Guarantor.

                           (v) The Borrower shall deliver to the Agent and each
of the Lenders within 90 days after the end of each fiscal year of each Subsidiary Guarantor, (A) a balance sheet as at the end of such year for such Subsidiary Guarantor, (B) a statement of income and cash flow for such year for such Subsidiary Guarantor, and (C) a statement of shareholders' equity (or similar statement for a partnership) for such year of such Subsidiary Guarantor; and with each financial statement described in clauses (A) through (C) of this
Section 8(c)(v), each such statement shall set forth, in comparative form, corresponding figures for the immediately preceding fiscal year for such Subsidiary Guarantor; and shall prepare, or cause to be prepared, each of the financial statements described in clauses (A) through (C) of this Section 8(c)(v) in reasonable detail; and all such financial statements shall present fairly in all material respects the
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financial position of such Subsidiary Guarantor, as at the dates indicated and, where applicable, the results of its operations and its cash flow for the periods indicated, in conformity with GAAP.

                           (vi) The Borrower shall deliver to Agent and each of
the Lenders within twelve (12) Business Days after the end of the preceding month, (A) a consolidated balance sheet for the Borrower and its Subsidiaries,
(B) a consolidated statement of income for the Borrower and its Subsidiaries, and (C) a consolidated statement of cash flow for the Borrower and its Subsidiaries, all such statements to be prepared in reasonable detail and certified, subject to changes resulting from year-end adjustments, by the chief financial officer of the Borrower.

                           (vii) The Borrower shall deliver to the Agent and
each of the Lenders within twelve (12) Business Days of the close of each month during the term of the Waiver Period, a compliance certificate of the Borrower,
(A) stating (1) that the Borrower has reviewed the terms of this November 2000 Waiver Agreement and the other Loan Documents and has made, or caused to be made under his supervision, a review of the transactions and condition of the Borrower and its Subsidiaries during the monthly period most recently ended, (2) that the Borrower does not have knowledge of the existence, as at the date of such compliance certificate, of any condition or event which constitutes an Event of Default or a Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto, and (3) either that the Borrower does not have knowledge of the existence, as at the date of such compliance certificate, of any event or condition that would, or could reasonably be expected to, cause a material adverse change in the ability of the Borrower and its Subsidiaries to achieve in all material respects the financial projections set forth in the current Quarterly Financial Forecast, as updated, or that in the event the Borrower knows of any event or condition that would, or could reasonably be expected to, cause a material adverse change in the ability of the Borrower and its Subsidiaries to achieve in all material respects the results set forth in the current Quarterly Financial Forecast, as updated, then the Borrower shall specify the nature of such event or condition and the Borrower shall detail the action the Borrower and its Subsidiary propose to take or address and to overcome such material adverse change; and (B) demonstrating in reasonable detail compliance or non-compliance as at the end of such monthly period with the restrictions and requirements contained in Section 8(h), Subsection 8(k)(i), 8(k)(ii), 8(l) and Section 8(m) hereof.

                           (viii) The Borrower shall deliver to the Agent and
each of the Lenders within forty-five (45) days of the close of each Fiscal Quarter during the term of the Waiver Period, a compliance certificate of the Borrower, (A) stating (1) that the Borrower has reviewed the terms of the Loan Documents and has made, or caused to be made under his supervision, a review of the transactions and condition of the Borrower and its Subsidiaries during the Fiscal
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Quarter most recently ended, and (2) that the Borrower does not have knowledge of the existence, as at the date of such compliance certificate, of any condition or event which constitutes an Event of Default or a Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto, and (B) demonstrating in reasonable detail compliance or non-compliance as at the end of such accounting period with the restrictions and requirements contained in Subsection 8(k)(iii) and Section 8(m).

                           (ix) The Borrower shall promptly give written notice
to the Agent and each of the Lenders of the happening of any event (which is known to the Borrower or should reasonably be known to the Borrower) which constitutes a Waiver Period Default under this November 2000 Waiver Agreement, but in no event shall any such notice be given later than five (5) days after the Borrower knows or should have known of such event.

                           (x) The Borrower shall instruct, or cause delivery
by, the investment banker engaged by the Borrower pursuant to the terms of Subsection 8(j)(ii) hereof to deliver to the Agent and each of the Lenders, within twelve (12) Business Days of the end of each month during the term of the Waiver Period, a report describing, in such detail as requested by the Agent, the services performed by the investment banker engaged by the Borrower pursuant to the terms of Subsection 8(j)(ii) hereof during the prior month, and the status of any proposed asset sales, divestitures, capital reorganizations and/or recapitalizations concerning the Borrower and its Subsidiaries.

                           (xi) The Borrower shall instruct, or cause delivery
by, the financial consultant engaged by the Borrower pursuant to the terms of Subsection 8(j)(i) hereof to deliver to the Agent and each of the Lenders within twelve (12) Business Days of the close of each month during the term of the Waiver Period, a report describing, in such detail as requested by the Agent, the actions taken by the financial consultant engaged by the Borrower pursuant to the terms of Subsection 8(j)(i) hereof concerning the identification and/or implementation of the Business Cycle Improvement Projects during the prior fiscal month.

                           (xii) The Borrower shall instruct, or cause delivery
by, Shay Kimple Consulting Group, Inc., to deliver to the Agent and each of the Lenders a copy of any report prepared by Shay Kimple Consulting Group, Inc., concerning labor relations and labor productivity issues for the Borrower and its Subsidiaries; and the Borrower shall instruct, or cause delivery by, Shay Kimple Consulting Group, Inc., to deliver to the Agent and each of the Lenders within twelve (12) Business Days of the close of each month during the term of the Waiver Period, a report describing, in such detail as requested by the Agent, the actions taken by, or on behalf of the Borrower, concerning the labor relations and labor productivity issues of the Borrower and its Subsidiaries identified in any report of Shay Kimple Consulting Group, Inc.

The Carbide/Graphite Group, Inc.
November 13, 2000
Page  12



                           (xiii) The Borrower shall deliver to the Agent and
each of the Lenders, within twelve (12) Business Days of the close of each month during the term of the Waiver Period, an aged report of accounts receivables of the Borrower and its Subsidiaries as at the end of the preceding month.

                           (xiv) During the Waiver Period, Borrower shall
deliver such other reports or documents as shall be reasonably requested by the Agent, and the Borrower shall take part in such quarterly meetings as may be reasonably requested by the Agent and/or Required Lenders; and if requested the Borrower shall include the various financial and operational consultants and investment bankers referred to in Section 8(j) or Subsection 8(c)(xii) hereof in such meetings.

                           (xv) The Borrower shall promptly give written notice
to the Agent and each of the Lenders of (x) the issuance of any execution on any judgment against the Borrower or any Subsidiary Guarantor in excess of $250,000,
(y) the occurrence of any, levy, forfeiture, seizure or attachment made against assets of the Borrower or any Subsidiary Guarantor in excess of $250,000, or (2) the filing of any federal or state tax lien against the Borrower or any Subsidiary Guarantor in excess of $250,000.

                  (d) Maintenance of Assets and Collateral/Insurance. The Borrower shall maintain, and shall cause the Subsidiary Guarantors to maintain, all of their respective assets in good working order and will do, and shall cause the Subsidiary Guarantors to do, all things necessary to cause the Lenders to maintain a first priority perfected security interest in the Collateral, subject only to Permitted Liens. The Borrower shall pay, or cause to be paid, all required monthly payments for casualty and hazard insurance on the Collateral, and the Agent shall be named as mortgagee/lender loss payee and additional insured on all such insurance documents, including applicable endorsements of the insurance company or companies. The Borrower shall provide, or cause to be provided, to the Agent evidence of insurance and the endorsements.

                  (e) Amendment Fee. The Borrower shall pay to the Agent, for the ratable benefit of the Lenders that execute and deliver this November 2000 Waiver Agreement to the Agent on or before the close of business on November 13, 2000, a cash amendment fee of $2,700,000.00 for the execution and delivery of this November 2000 Waiver Agreement, which such fee shall be fully earned on the Agreement Effective Date, but shall be payable as follows: (i) $337,500 due and payable on the date hereof, (ii) $700,000 due and payable on April 1, 2001,
(iii) $1,000,000 due and payable on May 1, 2001, and (iv) $662,500 due and payable on June 1, 2001; provided, however, any remaining unpaid cash amendment fee shall be paid in full (subject to the following proviso to this sentence), on the earlier to occur of (x) the date that the

The Carbide/Graphite Group, Inc.
November 13, 2000
Page  13



Loans, together with all related interest, fees, costs and expenses are repaid in full, and the Revolving Credit Commitment is cancelled, or (y) the date on which the Borrower permanently reduces the Revolving Credit Commitment to $110,000,000 or less; provided further, however, if on or prior to April 30, 2001, the Borrower repays the Loans in full, together with all related interest, fees, costs and expenses, cancels the Revolving Credit Commitment in full, causes the surrender and cancellation of all outstanding Letters of Credit or otherwise provides satisfactory security for the payment of any related reimbursement obligations and repays in full any unreimbursed drawings against the Letters of Credit, together with interest, then the payment of any then remaining unpaid cash amendment fee up to an amount not in excess of $1,350,000 shall, and is hereby, waived by the Lenders. As additional consideration for execution and delivery of this November 2000 Waiver Agreement, the Borrower will execute and deliver on the Agreement Effective Date to the Agent, for the ratable benefit of the Lenders that execute and deliver this November 2000 Waiver Letter to the Agent on or before the close of business on November 13, 2000, the November Warrant Purchase Agreement; and the Borrower will execute and issue and deliver on the Agreement Effective Date to the Agent, for the ratable benefit of the Lenders that execute and deliver this November 2000 Waiver Agreement to the Agent on or before the close of business on November 13, 2000, the November Warrants. The cash consideration payable to the Lenders that execute and deliver this November 2000 Waiver Agreement to the Agent on or before the close of business of November 13, 2000, pursuant to this Section 8(e) and the issuance of the November Warrants to the Lenders that execute and deliver this November 2000 Waiver Agreement to the Agent on or before the close of business of November 13, 2000, are collectively referred to herein as the "November 2000 Amendment Fee".

                  (f) Subsidiary Guarantors; Subsidiary Assigned Collateral and Mortgaged Property. The Borrower hereby agrees to cause each of its Subsidiaries (each a "Subsidiary Guarantor"; and collectively, the "Subsidiary Guarantors") to grant and convey to the Agent for the benefit of the Lenders and the L/C Issuer a Lien on any and all Subsidiary Assigned Collateral or Mortgaged Property now owned or hereafter acquired by each such Subsidiary Guarantor. To secure the full and timely payment and performance of each of the Lender Obligations, and to grant to the Agent for the benefit of the Agent, the Lenders and the L/C Issuer a Lien on the right, title and interest of a Subsidiary Guarantor in and to any Subsidiary Assigned Collateral and Mortgaged Property of such Subsidiary Guarantor, the Borrower hereby agrees to cause each Subsidiary Guarantor to execute and deliver to the Agent a Subsidiary Guaranty, a Subsidiary Security Agreement and a Mortgage, together with all financing statements, supplements, amendments, certificates, documents and notices as reasonably requested by the Agent to perfect such Liens, all duly completed and executed to the reasonable satisfaction of the Agent.

The Carbide/Graphite Group, Inc.
November 13, 2000
Page  14



                  (g) Orders Booked. On or before December 31, 2000, the Borrower and its Subsidiaries shall have booked firm sales concerning the electrode and needle coke divisions of the Borrower for the calendar year 2001 in an aggregate amount of at least $35,000,000; and shall have delivered to the Agent on or before January 6, 2001, proof satisfactory to the Agent of the amount of such booked firm sales. On or before January 31, 2001, the Borrower and its Subsidiaries shall have additional booked firm sales concerning the electrode and needle coke divisions of the Borrower for the calendar year 2001 in an aggregate amount of at least $35,000,000; and shall have delivered to the Agent on or before February 6, 2001, proof satisfactory to the Agent of the amount of such additional booked firm sales. For purposes of this November 2000 Waiver Agreement, the term "booked firm sales" shall mean any sales commitment contemplated by the Borrower for shipments of graphite electrodes and needle coke during the calendar year ending December 31, 2001 that is supported by any one of the following: a purchase order provided by a customer of the Borrower (or the applicable Subsidiary of the Borrower); a supply contract agreed to by the Borrower (or the applicable Subsidiary of the Borrower) and its customer; a letter acknowledgement provided by a customer of the Borrower (or the applicable Subsidiary of the Borrower) documenting award of sales commitment; or an internal documentation of a telephone conversation between the Borrower (or the applicable Subsidiary of the Borrower) and its customer during which the sales commitment was awarded (with written confirmation promptly to follow). For purposes of the definition of "booked firm sales", the term "customer" shall not include any Affiliate of the Borrower (or the applicable Subsidiary of the Borrower).

                  (h) Level and Aging of Accounts Receivable and Inventory. (i) As of each month end date of each month during the Waiver Period, the Borrower shall possess and maintain, directly or indirectly through its Subsidiary Guarantors, an Average Accounts Receivable and Inventory Balance of at least $95,000,000; provided that in the event that as of the close of any monthly period during the Waiver Period the Average Accounts Receivable and Inventory Balance is less than $95,000,000, the Borrower will cause on or before the twelfth (12th) Business Day following the close of such monthly period a permanent reduction in the Revolving Credit Commitment for each dollar that the Average Accounts Receivable and Inventory Balance is less than $95,000,000 as of the close of any monthly period during the Waiver Period (without duplication of any permanent reduction to the Revolving Credit Commitment previously effected pursuant to this Subsections 8(h)(i) or Subsection (h)(ii) hereof or contemporaneously required by Subsection 8(h)(ii) hereof); and to accomplish any such reduction to the Revolving Credit Commitment the requirements of Section 2.04(a) of the Credit Agreement (x) that reduction in the Revolving Credit Commitment occur in the minimum amount of $5,000,000 and increments of $1,000,000 for any reduction in excess of $5,000,000 and (y) that such reduction be made only with five (5) Business Days prior notice, are each hereby waived; and the timely implementation of any such reduction required in the Revolving Credit Commitment shall be deemed a cure of any violation of the maintenance covenant as of

The Carbide/Graphite Group, Inc.
November 13, 2000
Page  15



such month and date set forth in this Subsection 8(h)(i). At no time following any reduction in the Revolving Credit Commitment required by this Subsection 8(h)(i) shall Total Utilization exceed such reduced Revolving Credit Commitment. For purposes of this November 2000 Waiver Agreement, the term "Average Accounts Receivable and Inventory Balance" shall mean the sum as of the rolling three month average of (I) the consolidated accounts receivable (as determined in accordance with GAAP consistently applied and on a consolidated basis) of the Borrower and its consolidated Subsidiaries and (II) the consolidated inventory (as determined in accordance with GAAP consistently applied and on a consolidated basis) of the Borrower and its consolidated Subsidiaries.

                           (ii) As of each month end date during the Waiver
Period, the Borrower shall possess and maintain, directly or indirectly through its Subsidiary Guarantors, accounts receivable and inventory (as such terms are determined in accordance with GAAP consistently applied and on a consolidated basis) in the aggregate sum of $90,000,000; provided that in the event that the aggregate sum of accounts receivable and inventory as of the close of any monthly period during the Waiver Period is less than $90,000,000, the Borrower will cause on or before the twelfth (12th) Business Day following the close of such monthly period a permanent reduction in the Revolving Credit Commitment for each dollar that the aggregate sum of accounts receivable and inventory is less than $90,000,000 as of the close of any monthly period during the Waiver Period (without duplication of any permanent reduction to the Revolving Credit Commitment previously effected pursuant to this Subsection 8(h)(ii) or Subsection 8(h)(i) hereof or contemporaneously required by Subsection 8(h)(i) hereof); and to accomplish any such reduction to the Revolving Credit Commitment the requirements of Section 2.04(a) of the Credit Agreement (x) that reduction in the Revolving Credit Commitment occur in the minimum amount of $5,000,000 and increments of $1,000,000 for any reduction in excess of $5,000,000, and (y) that such reduction be made only with five (5) Business Days prior notice, are each hereby waived; and the timely implementation of any such reduction required in the Revolving Credit Commitment shall be deemed a cure of any violation of the maintenance covenant as of such month end date set forth in this Subsection 8(h)(ii). At no time following any reduction in the Revolving Credit Commitment required by this Subsection 8(h)(ii) shall Total Utilization exceed such reduced Revolving Credit Commitment.

                           (iii) The Borrower shall not permit, or suffer to
exist, as of the last day of any month during the term of the Waiver Period, the Days Sales Outstanding of the Borrower and its consolidated Subsidiaries to be more than the number of days set forth opposite the month end dates shown below:

The Carbide/Graphite Group, Inc.
November 13, 2000
Page  16



                              Month         Number
                             End Date       of Days
                             --------       -------
                               10/31          80
                               11/30          80
                               12/31          80
                               01/31          80
                               02/28          78
                               03/31          76
                               04/30          74
                               05/31          72
                               06/30          70
                               07/31          68

                                    For purposes of this November 2000 Waiver
Agreement, the term "Days Sales Outstanding" shall mean the rolling three month average of the month end consolidated accounts receivable balance of the Borrower and its consolidated Subsidiaries for the month then ending, divided by the rolling three month average of the month end consolidated sales of the Borrower and its consolidated Subsidiaries for the month then ending, times the average number of days per month for such three month period. The accounts receivable balance and sales of the Borrower and its consolidated Subsidiaries shall be determined in accordance with GAAP consistently applied and on a consolidated basis.

                           (iv) The Borrower shall not permit, or suffer to
exist, as of the last day of any month during the term of the Waiver Period, the Days on Hand Inventory of the Borrower and its consolidated Subsidiaries to be more than the number of days set forth opposite the month end dates shown below:

                              Month         Number
                             End Date       of Days
                             --------       -------
                               10/31          140
                               11/30          140
                               12/31          140
                               01/31          140
                               02/28          137
                               03/31          134
                               04/30          131
                               05/31          120
                               06/30          125
                               07/31          122

The Carbide/Graphite Group, Inc.
November 13, 2000
Page  17



                                    For purposes of this November 2000 Waiver
Agreement, the term "Days on Hand Inventory" shall mean the rolling three month average of the month end consolidated inventory balance of the Borrower and its consolidated Subsidiaries for the month then ending, divided by the rolling three month average of the month end consolidated cost of goods sold of the Borrower and its consolidated Subsidiaries for the month then ending, times the average number of days per month for such three month period. The inventory balance and the cost of goods sold of the Borrower and its consolidated Subsidiaries shall be determined in accordance with GAAP consistently applied and on a consolidated basis.

                           (v) The Borrower shall review its inventory each
month and as of the close of business on the last day of each month (x) revalue all inventory at the lower of cost or market and (y) write-off the value of any inventory which is obsolete, subject to deterioration, unmerchantable or defective in excess of its cash replacement cost, all determined in accordance with GAAP consistently applied and on a consolidated basis.

                  (i) Operating Accounts and Lockbox Account. The Borrower agrees, and agrees to cause each Subsidiary of the Borrower, to maintain with the Agent or a Lender or an affiliate of the Agent (for the account of the Agent on behalf of the Agent, the Lenders and L/C Issuer) all of their respective operating and cash management accounts. The Borrower agrees, and agrees to cause each Subsidiary of the Borrower, to maintain lockbox accounts with the Agent and to direct all Account Debtors to make all payments on Accounts to such lockbox accounts. Notwithstanding the foregoing provisions of this Section 8(i), the Borrower may maintain one or more operating, cash management and/or lockbox accounts with The Chase Manhattan Bank for foreign account debtors so long as collected funds are transferred to the Agent on a daily basis.

                  (j) Financial Consultant; Investment Banker. (i) On or before November 14, 2000, the Borrower shall engage the services of a recognized financial consultant or advisor or firm of consultants, to assist the Borrower and its Subsidiaries in (w) analyzing and/or improving the purchasing cycle/process of the Borrower and its Subsidiaries, (x) analyzing and/or improving the accounts receivable collection cycle/process of the Borrower and its Subsidiaries, (y) analyzing and/or improving the inventory management process of the Borrower and its Subsidiaries and (z) analyzing the commodity and/or foreign currency hedge positions of the Borrower and its Subsidiaries and if appropriate offering alternative and prudent strategies for such hedge positions (the foregoing collectively referred to herein as the "Business Cycle

The Carbide/Graphite Group, Inc.
November 13, 2000
Page  18



Improvement Projects"). Such consultant or advisor shall be reasonably satisfactory to the Agent.

                           (ii) On or before November 14, 2000, the Borrower
shall engage the services of a nationally recognized investment banker to advise the Borrower and its Subsidiaries on strategic divestitures and recapitalization alternatives.

                  (k) Minimum EBITDA. (i) The Borrower will not permit EBITDA of the Borrower and its consolidated Subsidiaries determined as of any month end date to be negative for any one month.

                           (ii) The Borrower will not permit the cumulative
EBITDA of the Borrower and its consolidated Subsidiaries determined as of the month end dates set forth below for the period commencing August 1, 2000 to be less than the minimum EBITDA set forth opposite such month end dates:


                                                    MINIMUM
          MONTH END DATE                       CUMULATIVE EBITDA
          ------------------------------------------------------
          October 31, 2000                      $  3,000,000.00

          November 30, 2000                     $  3,500,000.00

          December 31, 2000                     $  4,500,000.00

          January 31, 2001                      $  6,500,000.00

          February 28, 2001                     $  7,100,000.00

          March 31, 2001                        $  8,600,000.00

          April 30, 2001                        $ 12,000,000.00

          May 31, 2001                          $ 13,500,000.00

          June 30, 2001                         $ 15,500,000.00

          July 31, 2001                         $ 19,000,000.00
          ------------------------------------------------------

                           (iii) The Borrower will not permit the EBITDA of the
Borrower and its consolidated Subsidiaries determined as of the Fiscal Quarter end dates set forth below to be less than the minimum EBITDA set forth opposite such Fiscal Quarter end dates:

             FISCAL QUARTER                        MINIMUM
                END DATE                           EBITDA
          ---------------------------------------------------
          October 31, 2000                      $3,000,000.00
          ---------------------------------------------------
          January 31, 2001                      $3,500,000.00
          ---------------------------------------------------
          April 30, 2001                        $5,500,000.00
          ---------------------------------------------------
          July 31, 2001                         $7,000,000.00
          ---------------------------------------------------

                  (l) Reductions in Accounts and Inventory. The aggregate sum of the accounts receivable and inventory of the Borrower and its consolidated Subsidiaries (all as

The Carbide/Graphite Group, Inc.
November 13, 2000
Page  19



determined in accordance with GAAP consistently applied and on a consolidated basis) shall not exceed at the date set forth below the dollar amount shown opposite the dates set forth below:

               MONTH END DATE                  MAXIMUM ACCOUNTS RECEIVABLE
                                                   AND INVENTORY LEVELS
          ----------------------------------------------------------------
          October 31, 2000                           $110,000,000.00
          ----------------------------------------------------------------
          November 30, 2000                          $107,500,000.00
          ----------------------------------------------------------------
          December 31, 2000                          $107,500,000.00
          ----------------------------------------------------------------
          January 31, 2001                           $107,500,000.00
          ----------------------------------------------------------------
          February 28, 2001                          $106,500,000.00
          ----------------------------------------------------------------
          March 31, 2001                             $105,500,000.00
          ----------------------------------------------------------------
          April 30, 2001                             $104,500,000.00
          ----------------------------------------------------------------
          May 31, 2001                               $103,500,000.00
          ----------------------------------------------------------------
          June 30, 2001                              $102,500,000.00
          ----------------------------------------------------------------
          July 31, 2001                              $102,500,000.00
          ----------------------------------------------------------------

                  (m) Capital Expenditures Limitations.

                           (i) The Borrower agrees that its cumulative capital
expenditures (as reported in its consolidated financial statements per GAAP) during the fiscal year ending July 31, 2001 will not exceed the following limitations:

          Fiscal Year to Date as of:                Limitation
          --------------------------                ----------
          October 31, 2000                         $ 4.0 million
          January 31, 2001                         $ 8.0 million
          April 30, 2001                           $11.0 million
          July 31, 2001                            $12.5 million

                           (ii) The Borrower also agrees that its capital
expenditures during the fiscal year ending July 31, 2001 will not exceed the following amounts for the following specific capital projects:

          Capital Project                           Limitation
          ---------------                           ----------
          HDS Procurement                          $1.6 million(1)
          SO(2) Project                            $4.5 million

--------
(1) As of the Amended Effective Date the Borrower has already expended approximately $1.1 million of this budgeted amount.

The Carbide/Graphite Group, Inc.
November 13, 2000
Page  20



         ; provided, however, on or after the Agreement Effective Date the Borrower shall not expend funds in excess of $500,000.00 for the payment of outstanding services performed or received, or goods purchased, in connection with the HDS Procurement.

                  (n) Restricted Payments. During the Waiver Period, the Borrower shall not, and shall not permit any Subsidiary of the Borrower to, (i) declare or make any dividend or other distribution on any shares of Borrower's capital stock (other than dividends payable solely in shares of its capital stock or rights distributable pursuant to the Rights Agreement), or (ii) acquire
(A) any shares of Borrower's capital stock, or (B) any security convertible into, or any option, warrant or other right to acquire, shares of Borrower's capital stock.

                  (o) Foreign Currency Hedge Agreements; and Oil Hedge Agreements. The Borrower shall maintain, and cause each Subsidiary Guarantor to maintain, their respective current and future Foreign Exchange Hedge agreements only in the ordinary course of their businesses and for the corporate purposes currently addressed as of the date hereof. The Borrower will implement the oil hedging policy approved by the board of directors of the Borrower on November 13, 2000, a copy of which is attached hereto as Exhibit "E".

                  (p) Limitations on Equity Issuances. During the Waiver Period
(i) unless 100% of the net proceeds of any issuance or sale of an Equity Interest is used to repay Total Utilization and permanently reduce Revolving Credit Commitments by the amount of repayment, or (ii) unless after the application of the net proceeds of an issuance or sale of an Equity Interest the Revolving Credit Commitment is permanently reduced to $85,000,000 and Total Utilization does not exceed $85,000,000 (and in the event that immediately prior to the issuance or sale of an Equity Interest, the Borrower has reduced permanently the Revolving Credit Commitment to $85,000,000, the Borrower applies that portion of the net proceeds of such issuance of Equity Interests to the further permanent reduction of the Revolving Credit Commitment as the Required Lenders may require), or (iii) issuances of the Series A Junior Participating Preferred Stock of the Borrower (or dividends payable solely in shares of its capital stock or rights distributable pursuant to the terms of the Rights Agreement), the Borrower shall not, and shall cause its Subsidiaries not to, issue or sell any Equity Interest in the Borrower or any Subsidiary of the Borrower without the prior written consent of the Agent and the Required Lenders. For purposes of this November 2000 Waiver Agreement, the term "Equity Interests" shall mean with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein),

The Carbide/Graphite Group, Inc.
November 13, 2000
Page  21



whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

                  (q) Amortization of Revolving Credit Commitment. Notwithstanding any other provisions of the Credit Agreement to the contrary,
(i) on April 1, 2001 and on the first day of each month thereafter, the Revolving Credit Commitment shall reduce by $500,000 per month, and (ii) on each date of the payment of any BOC Refund to the Borrower, the Borrower shall further permanently reduce the Revolving Credit Commitment by 2/3 of the amount of such BOC refund payment. To accomplish any reduction to the Revolving Credit Commitment set forth in this Section 8(q), the requirements of Section 2.04(a) of the Credit Agreement (x) that reduction in the Revolving Credit Commitment occur in the minimum amount of $5,000,000 and increments of $1,000,000 for any reduction in excess of $5,000,000, and (y) that such reduction be made only with five (5) Business Days prior notice, are each hereby waived. At no time following any reduction in the Revolving Credit Commitment required by this
Section 8(q) shall Total Utilization exceed such reduced Revolving Credit Commitment.

                  (r) Amendment to Article IV. Article IV of the Credit Agreement is hereby amended as follows:

                           (i) Section 4.07 of the Credit Agreement is hereby amended to delete the Schedule 4.07 attached to the Credit Agreement and to substitute therefor the Revised Schedule 4.07 attached to this November 2000 Waiver Agreement; and the Credit Agreement is hereby further amended such that each reference therein to the term "Schedule 4.07" is hereby deemed a reference to Revised Schedule 4.07 attached to this November 2000 Waiver Agreement.

                           (ii) Section 4.16 of the Credit Agreement is hereby amended to delete the Schedule 4.16 attached to the Credit Agreement and to substitute therefor the Revised Schedule 4.16 attached to this November 2000 Waiver Agreement; and the Credit Agreement is hereby further amended such that each reference therein to the term "Schedule 4.16" is hereby deemed a reference to Revised Schedule 4.16 attached to this November 2000 Waiver Agreement.

                           (iii) Section 4.20 of the Credit Agreement is hereby amended to delete the Schedule 4.20 attached to the Credit Agreement and to substitute therefor the Revised Schedule 4.20 attached to this November 2000 Waiver Agreement; and the Credit Agreement is hereby further amended such that each reference therein to the term "Schedule 4.20" is hereby deemed a reference to Revised Schedule 4.20 attached to this November 2000 Waiver Agreement.

The Carbide/Graphite Group, Inc.
November 13, 2000
Page  22



                           (iv) Section 4.26 of the Credit Agreement is hereby amended and restated to read as follows:

                                    4.26 No Material Adverse Change. No event
                           has occurred since November 1, 2000, and is continuing, which has had or would reasonably be expected to have a Material Adverse Change.

                  (s) Amendment to Article V. Article V of the Credit Agreement is hereby amended as follows:

                           (i) Subsection 5.02(a) is hereby amended and restated to read as follows:

                                    Section 5.02 (a) The representations and
                           warranties contained in Article IV hereof and in the other Loan Documents shall be correct in all material respects (x) when made and (y) at the date of such additional Revolving Credit Loan or issuance of a Letter of Credit, except for such representations and warranties which relate solely to any earlier date (in which case such representations and warranties shall have been true and correct in all material respects as of such date); provided, however, that for purpose of this clause (a) the representations and warranties contained in Section 4.08 shall be deemed updated to include any financial statements of the Borrower delivered to the Agent pursuant to
                           Section 6.02(ii), and Section 4.07 and Section 4.20 shall be deemed updated if, and to the extent that, an action, suit, investigation, litigation, governmental investigation or Environmental Condition is set forth in any Form 10-K and 10-Q filed by the Borrower in respect of any period subsequent to he date hereof or in any Form 8-K filed by the Borrower subsequent to the date hereof or in any supplement to Revised Schedule 4.07 or Revised Schedule 4.20 delivered to the Agent by the Borrower subsequent to the date hereof;

                  (t) Amendment to Article VI. Article VI of the Credit Agreement is hereby amended as follows:

                           (i) Section 6.10 of the Credit Agreement is amended and restated, effective as of October 1, 2000, to read as follows:

                                    6.10. Plans and Benefit Arrangements. Except
                           as set forth in Schedule 6.10 attached to the November 2000 Waiver Agreement, the

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November 13, 2000
Page  23



                           Borrower shall, and shall cause each member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, except as set forth in Schedule 6.10 attached to the November 2000 Waiver Agreement, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

                  (u) Amendment to Article VII. Article VII of the Credit Agreement is hereby amended as follows:

                           (i) Section 7.01(ii) is deleted in its entirety.

                           (ii) Section 7.01(viii) is hereby amended and restated to read as follows:

                                    (viii) (x) Existing Indebtedness as set
                           forth on Revised Schedule 7.01 attached to the November 2000 Waiver Agreement (including any extensions or renewals thereof provided there is no increase in the amount or other significant change in the terms thereof); and (y) other unsecured Indebtedness not covered by items (i) through (vii) above or clause (x) of this item (viii), provided that the aggregate amount of such Indebtedness permitted by this clause (y) of this item (viii) shall not exceed $4,000,000 at any one time outstanding; and

                           (iii) Section 7.01(ix) is deleted in its entirety.

                           (iv) Section 7.05(iv) is amended to delete the phrase "2.5% of the Consolidated Net Worth of the Borrower" and to replace it with the amount of "$250,000".

                           (v) Section 7.05(v) is deleted in it entirety and replaced with "[RESERVED]".

                           (vi) Section 7.05 is amended by adding thereto a new subsection (vi):

The Carbide/Graphite Group, Inc.
November 13, 2000
Page  24



                           (vi) any contribution of Capital Stock of the Borrower held as treasury shares to the 401(k) retirement plan of eligible employees of the Borrower or Subsidiaries.

                           (vii) Section 7.09 is amended, effective as of October 1, 2000, such that the introductory phrase to Section 7.09 which reads as "The Borrower shall not, and shall not permit any member of the ERISA Group to" is deleted and there is substituted therefor the phrase " Except as set forth in Schedule 7.09 attached to the November 2000 Waiver Agreement, the Borrower shall not, and shall not permit any member of the ERISA Group to".

                  (v) Amendment to Article X. Article X of the Credit Agreement is hereby amended as follows:

                           (i) Clause (i) of Subsection 10.05(b) of the Credit Agreement is amended and restated as follows:

                                    10.05(b)(i) The Agent must give its prior
                           consent to any such assignment, which consent shall not be unreasonably withheld.

                           (ii) Clause (ii) of Subsection 10.05(b) is hereby amended such that each reference therein to "$10,000,000" is replaced by "$5,000,000".

                  (w) Real Estate Matters. On or before February 14, 2001, the Borrower shall deliver to the Agent surveys for each of the Mortgaged Properties, together with such certifications from the surveyors as the Agent may reasonably request.

                  (x) Further Documentation. The Borrower shall execute and deliver any and all documents, instruments or agreements that the Lenders deem appropriate in order to (i) reflect the terms and conditions of this November 2000 Waiver Agreement, and (ii) perfect or continue the perfection of the security interest, liens and encumbrances securing the Lender Obligations to the Lenders, contemporaneous with the execution of this November 2000 Waiver Agreement.

         9. Additional Representations and Warranties. As an inducement to the Agent, the Lenders, and the L/C Issuer to enter into this November 2000 Waiver Agreement, the Borrower hereby represents and warrants that (i) as of November 13, 2000, the authorized Capital Stock of the Borrower consists of (A) 18,000,000 shares of common stock of which 8,331,342 shares of common stock were issued and outstanding and (B) 2,000,000 shares of preferred stock none of which was issued and outstanding; and all of the Capital Stock of the Borrower has been validly

The Carbide/Graphite Group, Inc.
November 13, 2000
Page  25



issued and is fully paid and nonassessable; and except as set forth in Schedule 9 attached hereto, there are no options, warrants or other rights outstanding to purchase any such Capital Stock; (ii) that neither the execution and deliver of this November 2000 Waiver Agreement, the November Warrant Purchaser Agreement or the November Warrants, nor the performance of the Borrower's obligations hereunder and thereunder, will result in a change of control under the terms of any executive employment agreement or employment contract executed by the Borrower or any of its Subsidiaries, (iii) (x) the Borrower has delivered to the Agent the consolidated financial statements of the Borrower and its Subsidiaries for the period ended July 31, 2000, and all such financial statements are complete and correct in all material respects and fairly present the consolidated financial condition of the Borrower and its Subsidiaries in all material respects and the results of their operations as of the dates and for the periods referred to, and have been prepared in accordance with GAAP throughout the period included; and (y) the Borrower and its Subsidiaries have no liabilities, contingent or otherwise, that are not disclosed in the financial statements referred to in clause (x) above and that would be required to be disclosed in accordance with GAAP, except for those incurred since the date of such financial statements in the ordinary course of business; and (iv) for purposes of such representation and warranties set forth in clause (a) of
Section 1 hereof, this November 2000 Waiver Agreement is, and shall be construed to be, one of the Loan Documents referred to in such representations and warranties.

         10. Waiver of Defenses.

                  (a) No Fraudulent Intent. Neither the execution and delivery of this November 2000 Waiver Agreement nor the performance of any actions required hereunder or described herein is being consummated by the Borrower with or as a result of any actual intent to hinder, delay or defraud any entity to which the Borrower now or will hereafter become indebted.

                  (b) Reaffirmation of Loan Documents and Lender Obligations/Waiver of Defenses. In consideration of the Lenders' agreements hereunder, the Borrower hereby agrees, acknowledges and reaffirms that the Loan Documents constitute valid and legally binding obligations, and that the Loan Documents are enforceable against the Borrower and each Subsidiary Guarantor, in accordance with their terms; neither this November 2000 Waiver Agreement nor any other documents described herein are deemed or construed to be a satisfaction, reinstatement, novation or release of the Lender Obligations or Loan Documents, or except as provided above, waiver by the Lenders of any Events of Default or Defaults or of the rights of the Lenders under the Loan Documents or at law or in equity; neither the Borrower nor any Subsidiary Guarantor has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Lender Obligations, the Loan Documents, any other transactions between the Borrower and the Lenders or the Agent, or with respect to any other documents or instruments now or heretofore evidencing, securing or in any way relating to

The Carbide/Graphite Group, Inc.
November 13, 2000
Page  26



the Lender Obligations, or with respect to the administration or funding by the Lenders or the Agent of any loans or other transactions that gave rise to any of the Lender Obligations or any other loans to the Borrower, or any of the property of the Borrower. The Borrower hereby expressly waives, releases and relinquishes any and all such defenses, setoffs, claims, counterclaims and causes of action existing as of the date of this November 2000 Waiver Agreement.

                  (c) No Waivers. The terms and conditions of this November 2000 Waiver Agreement, do not, except as specifically provided for herein, alter, waive or amend the provisions of the Loan Documents and shall not constitute a waiver of any rights or remedies of the Lenders or the Agent under the Loan Documents, or at law or in equity. No delay or failure of the Agent or the Lenders to exercise any right or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise of any right or remedy thereunder or hereunder shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action or forbearance of the Lenders contrary to the provisions hereof or of any of the Loan Documents shall be construed to constitute a waiver of any of the provisions hereof or the Loan Documents. Any party may in writing expressly waive any of such party's rights under this November 2000 Waiver Agreement or under any of the other Loan Documents without invalidating this November 2000 Waiver Agreement or any of the Loan Documents or any portions hereof or thereof.

                  (d) Release. As a material inducement to the Lenders to enter into this November 2000 Waiver Agreement, which is to the direct advantage and benefit of the Borrower, and each Subsidiary Guarantor, the Borrower and each Subsidiary Guarantor does hereby remise, release, acquit, satisfy and forever discharge the Lenders and the Agent, and all of the respective past, present and future officers, directors, employees, agents, attorneys, representatives, participants, heirs, successors and assigns of the Lenders and the Agent, from any and all manner of debts, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, either now accrued or hereafter maturing, which the Borrower or any Subsidiary Guarantor, now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the date of this November 2000 Waiver Agreement. The Borrower and each Subsidiary Guarantor hereby covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against the Lenders or the Agent or any subsidiaries or affiliates of the Lenders or the Agent, or any of their respective past, present or future officers, directors, employees, agents, attorneys, representatives, participants, heirs, successors or assigns, by reason of or in connection with any of the foregoing matters, claims or causes of action. This release shall be effective upon execution of this November 2000 Waiver Agreement by the

The Carbide/Graphite Group, Inc.
November 13, 2000
Page  27



Borrower and each Subsidiary Guarantor and shall survive any Waiver Expiration Date, any termination of the Lenders' obligations to extend further credit under the Credit Agreement or any termination of the Loan Documents.

         11. Effective Date. This November 2000 Waiver Agreement shall become effective on the date on which each of the following conditions are satisfied (or are waived by the Required Lenders in writing) (such date, the "Agreement Effective Date").

                  (a) November 2000 Waiver Agreement. A duly executed counterpart original of this November 2000 Waiver Agreement executed by the Required Lenders, the L/C Issuer, the Agent, the Borrower and each Subsidiary Guarantor.

                  (b) Borrower Security Agreement. A duly executed Security Agreement executed and delivered by the Borrower.

                  (c) Subsidiary Guarantor Documents. A duly executed Subsidiary Guaranty and Subsidiary Security Agreement executed and delivered by each Subsidiary Guarantor, together with all appropriate financing statements.

                  (d) Confirmation Certificate. A certificate from the Secretary of the Borrower certifying that the Articles of Incorporation and Bylaws of the Borrower and each Subsidiary Guarantor previously delivered to the Agent are true, complete, and correct.

                  (e) Compliance Certificate. A certificate signed by an authorized officer of the Borrower dated as of the Agreement Effective Date, affirming the matters set forth in Section 1.

                  (f) Secretary's Certificate for Borrower. A copy of a certificate of the Secretary of the Borrower that sets forth the names, offices and titles of the Borrower's officer or officers authorized to sign this November 2000 Waiver Agreement and the other related Loan Documents executed in connection herewith and the true signatures of such officer or officers and the identities of the authorized officers permitted to act on behalf of the Borrower for purposes of this November 2000 Waiver Agreement and the other related Loan Documents and the true signatures of such officers, on which the Agent, each Lender and the L/C Issuer may conclusively rely.

                  (g) Secretary's Certificate for Subsidiary Guarantors. A copy of a certificate of the Secretary of each of the Subsidiary Guarantors that sets forth the names, offices and titles of each Subsidiary Guarantor's officer or officers authorized to sign each Subsidiary Guaranty, each Subsidiary Security Agreement, if appropriate, and the other Loan Documents executed in connection herewith and the true signatures of such officer or officers and the identities of the

The Carbide/Graphite Group, Inc.
November 13, 2000
Page  28



authorized officers permitted to act on behalf of each Subsidiary
Guarantor for purposes of each Subsidiary Guaranty, each Subsidiary Security Agreement, if appropriate, and the other related Loan Documents and the true signatures of such officers, on which the Agent, each Lender and the L/C Issuer may conclusively rely.

                  (h) Organizational Documents for Subsidiary Guarantors. (A) copies of each Subsidiary Guarantor's organizational documents, as in effect on the Agreement Effective Date certified, by the secretary of state of the state of its organization or formation (except that the articles of incorporation of CG International, Inc., a Barbados corporation, shall be certified as true and correct by its corporate secretary); (B) a certificate as to the continued existence and good standing of each Subsidiary Guarantor (except for CG International, Inc., a Barbados corporation) issued by the secretary of state of the state of its organization or formation; and (C) if applicable, a certified copy of the filed fictitious name registration (if required by applicable law).

                  (i) Authorizing Actions. Copies of all corporate or partnership action taken by the Borrower and each Subsidiary Guarantor in connection with the transactions contemplated hereby.

                  (j) Financial Forecast. A Quarterly Financial Forecast and Cash Forecast for the Borrower and its Subsidiaries, beginning with the November 1, 2000.

                  (k) Warrants. A duly executed November Warrant Purchase Agreement executed and delivered by the Borrower, substantially in the form of Exhibit "A" hereto; and the issuance by the Borrower of the November Warrants to the Lenders pursuant to the November Warrant Purchase Agreement.

                  (l) Real Estate Issues. The Borrower shall deliver to the Agent (i) a modification of mortgage concerning each Mortgaged Property which recites the chain of title into the Borrower or a Subsidiary Guarantor of the related Mortgaged Property, in form and substance satisfactory to the Agent, and
(ii) an affidavit of title by the Borrower, or a Subsidiary Guarantor, as applicable, concerning the status of any negative pledge agreements executed by the Borrower or a Subsidiary Guarantor and recorded with respect to any Mortgaged Property, all in form and substance satisfactory to the Agent.

                  (m) Cash Collateral Account Agreements and Lockbox Agreements. Such duly executed, amended and restated cash collateral account agreements and lockbox agreements as the Agent shall request.

The Carbide/Graphite Group, Inc.
November 13, 2000
Page  29



                  (n) Financial Forecast for Waiver Period. The Borrower shall provide to the Agent and each of the Lenders on the Agreement Effective Date, a financial forecast for each Fiscal Quarter which occurs during the Waiver Period, commencing with the Fiscal Quarter ending January 31, 2001 (the "Waiver Period Financial Forecast"), including (a) a consolidated balance sheet for the Borrower and its Subsidiaries, (b) a consolidated statement of income for the Borrower and its Subsidiaries and (c) a consolidated statement of cash flow for the Borrower and its Subsidiaries, prepared in reasonable detail, reconciling to EBITDA for each monthly period, and certified, subject to changes resulting from year-end adjustments, by the chief financial officer of the Borrower.

                  (o) Compliance Certificate. The Borrower shall execute and deliver the Compliance Certificate attached hereto as Exhibit "F", and the certifications set forth on such Compliance Certificate shall be true and correct on the Agreement Effective Date.

                  (p) Opinion of Counsel. There shall be delivered to the Agent for the benefit of each Lender a written opinion of Reed Smith, LLP, special counsel for the Borrower and the Subsidiary Guarantors dated the Agreement Effective Date and in form and substance reasonably satisfactory to the Agent and its counsel as to the matters set forth on Exhibit "B".

                  (q) Engagement Letter for Shay Kimple Consulting Group, Inc. The Borrower shall deliver to the Agent a copy of the engagement letter of the Borrower with Shay Kimple Consulting Group, Inc.

                  (r) Payment of Cash Amendment Fee. The payment to the Agent, to be distributed as set forth in Section 8(e) hereof, of a portion of the total cash Amendment Fee in the amount of $337,500.

                  (s) Other Matters. All matters and circumstances set forth as qualifications, limitations, exceptions, additional matters or other materials provided by or on behalf of the Borrower or its Subsidiaries shall be acceptable to the Agent, its reasonable discretion.

         12. General Provisions.

                  (a) Ratification of Terms. Except as expressly waived by this November 2000 Waiver Agreement, the Credit Agreement and each and every representation, warranty, covenant, term and condition contained therein is specifically ratified and confirmed. The Borrower hereby confirms that any Collateral for the Lender Obligations, including but not limited to encumbrances, Liens, security interests, mortgages and pledges granted by the Borrower or the Subsidiary Guarantors, shall continue unimpaired and in full force and effect. The Borrower expressly ratifies and confirms the waiver of jury trial provision contained in the

The Carbide/Graphite Group, Inc.
November 13, 2000
Page  30



Credit Agreement and the other Loan Documents. This November 2000 Waiver Agreement shall be construed in connection with and as part of the Credit Agreement; and the Credit Agreement is hereby modified to include this November 2000 Waiver Agreement.

                  (b) References. All notices, communications, agreements, certificates, documents or other instruments executed and delivered after the execution and delivery of this November 2000 Waiver Agreement in connection with the Credit Agreement, any of the other Loan Documents or the transactions contemplated thereby may refer to the Credit Agreement without making specific reference to this November 2000 Waiver Agreement, but nevertheless all such references shall include this November 2000 Waiver Agreement unless the context requires otherwise. From and after the date of this November 2000 Waiver Agreement, all references in the Credit Agreement and each of the other Loan Documents to the "Agreement" shall be deemed to be references to the Credit Agreement as modified hereby.

                  (c) Incorporation into Credit Agreement. This November 2000 Waiver Agreement is deemed incorporated into the Credit Agreement. To the extent that any term or provision of this Agreement is or may be deemed expressly inconsistent with any term or provision of the Credit Agreement, the terms and provisions hereof shall control. This November 2000 Waiver Agreement shall be deemed to be a "Loan Document" under the terms of the Credit Agreement. This November 2000 Waiver Agreement shall survive the expiration of the Waiver Period and shall continue as a Loan Document.

                  (d) Counterparts. This November 2000 Waiver Agreement may be executed in different counterparts, each of which when executed by the Borrower and the Agent, the Required Lenders, and the L/C Issuer shall be regarded as an original, and all such counterparts shall constitute one Agreement.

                  (e) Definitions. In addition to words and terms defined elsewhere in this November 2000 Waiver Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                           (i) Incorporation of Defined Terms. Except for proper nouns and as otherwise defined herein, capitalized terms used herein as defined terms shall have the same meanings herein as are ascribed to them in the Credit Agreement, as amended hereby.

                           (ii) Additional Defined Terms.

                                    Account shall mean an "account" or a
         "general intangible" as defined in the Uniform Commercial Code as in effect in the jurisdiction whose Law

The Carbide/Graphite Group, Inc.
November 13, 2000
Page  31



         governs the perfection of the Agent's security interest therein, whether now owned or hereafter acquired or arising.

                                    Account Debtor shall mean, with respect to
         any Account, each Person who is obligated to make payments to the Borrower or a Subsidiary Guarantor on such Account.

                                    BOC shall mean The BOC Group, PLC, an
         English corporation.

                                    BOC Refund shall mean any reimbursement to
         the Borrower by BOC for any losses, claims, judgments, costs or expenses suffered or incurred by the Borrower to address, correct, remediate, or rectify any Environmental Conditions concerning the SO(2) Project.

                                    HDS Procurement shall mean the process under
         which equipment related to the Borrower's HDS project at the Seadrift facility was dismantled at transferred to Seadrift facility.

                                    Mortgage shall mean a mortgage or deed of
         trust by the Borrower or Subsidiary Guarantor in the form of Exhibits "M-1" or "M-2" attached to the Credit Agreement, or such other form of mortgage or deed of trust approved by the Agent.

                                    Mortgaged Property shall mean the real
         property owned in fee by the Borrower or a Guarantor Subsidiary, improvements thereon and fixtures relating thereto, all as now or hereafter more fully described in a Mortgage.

                                    November Warrant Purchase Agreement shall
         mean the November Warrant Purchase Agreement substantially in the form of Exhibit "A" attached hereto, as the same may be supplemented and amended from time to time.

                                    November Warrant, Series 2000A shall mean a
         warrant of the Borrower substantially in the form of Exhibit "C" attached hereto, as the same may be supplemented and amended from time to time.

                                    November Warrant, Series 2000B shall mean a
         warrant of the Borrower substantially in the form of Exhibit "D" attached hereto, as the same may be supplemented and amended from time to time.

                                    November Warrants shall mean collectively
         the November Warrant, Series A and the November Warrant, Series B, and the term "November

The Carbide/Graphite Group, Inc.
November 13, 2000
Page  32



         Warrant" shall refer to either or both of the November Warrants as this case may be or the context requires.

                                    Permitted Sole Delay shall have the meaning
         ascribed to it in the November Warrant Purchase Agreement.

                                    Rights Agreement shall mean that certain
         Rights Agreement dated as of May 21, 1999, by and between the Borrower and State Street Bank and Trust Company, a Massachusetts trust company, as rights agent.

                                    SO(2) Project shall mean the installation of
         a sulfur dioxide emissions scrubbing unit at the Borrower's St. Marys, PA production facility.

                                    Subsidiary Assigned Collateral shall mean
         "Assigned Collateral", as described in a Subsidiary Security Agreement executed by a Subsidiary Guarantor.

                                    Subsidiary Guarantor shall mean each
         Subsidiary of the Borrower incorporated or organized in the United States of America or Barbados.

                                    Subsidiary Guaranty shall mean a guaranty
         agreement executed by a Subsidiary Guarantor substantially in the form of Exhibit "I" attached to the Credit Agreement (or such other form of guaranty approved by the Agent), together in each case with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

                                    Subsidiary Security Agreement shall mean the
         amended and restated security agreement executed by a Subsidiary Guarantor, substantially in the form of Exhibit "J-1" attached to the Credit Agreement (or such other form approved by the Agent), together in each case with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

                  (f) Taxes. The Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this November 2000 Waiver Agreement and such other documents and instruments as are delivered in connection herewith and agrees to save the Agent, the Lenders, and the L/C Issuer harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                  (g) Costs and Expenses. The Borrower will pay all costs and expenses of the Agent (including, without limitation, the reasonable fees and the disbursements of the Agent's special counsel, Tucker Arensberg, P.C., local counsel for the Agent, real property title review

The Carbide/Graphite Group, Inc.
November 13, 2000
Page  33



costs and the financial consultant to the Agent and Lenders) in connection with the preparation, execution and delivery of this November 2000 Waiver Agreement and the other documents, instruments and certificates delivered in connection herewith.

                  (h) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.

                  (i) Headings. The headings of the sections in this November 2000 Waiver Agreement are for purposes of reference only and shall not be deemed to be a part hereof.

                  (j) Amendments. Any amendment, modification or waiver (i) of the payment terms set forth in Sections 8(a) and 8(e) hereof and (ii) of the reduction provisions set forth in Section 8(q) hereof, shall require the consent of all Lenders. No term, provision or covenant set forth in Section 10(d) may be amended, modified or waived with respect to a Lender, the Agent or the L/C Issuer without the prior written consent of the Lender in question, the Agent or the L/C Issuer, as the case may be. Any other terms or provisions of this November 2000 Waiver Agreement may be amended, modified or waived by the consent of the Required Lenders.

                  (k) Confidential Reports. For avoidance of doubt, it is noted that the reports referred to in Subsections 8(c)(x), 8(c)(xi) and 8(c)(xii) above are subject to the confidentiality provisions contained in Section 10.10 of the Credit Agreement, and that any third party referred to in any such report (as opposed to the provider of such report) is a "Person" as that term is issued in the first sentence of Section 10.10 of the Credit Agreement.

                  (l) Consents of Guarantors and Lenders. The Consent of Guarantor and the Consent of Lenders attached to this document are to be interpreted as an integral part of this November 2000 Waiver Agreement.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

The Carbide/Graphite Group, Inc.
November 13, 2000
Page  34



         IN WITNESS WHEREOF, the parties hereto, with the intent to be legally bound hereby, have caused this November 2000 Waiver Agreement to be duly executed by their respective proper and duly authorized officers as a document under seal, as of the day and year first above written.

                                               Very truly yours,

                                               PNC BANK, NATIONAL ASSOCIATION,
                                               as Agent for the Lenders


                                               By: /s/Martin E. Mueller
                                                  ------------------------------
                                               Name: Martin E. Mueller
                                                    ----------------------------
                                               Title:   Vice President
                                                     ---------------------------


With the intent to be legally bound hereby, the foregoing is hereby acknowledged, accepted and agreed to this 13 day of November, 2000.

THE CARBIDE/GRAPHITE GROUP, INC.,
a Delaware corporation


By: /s/William M. Thalman
   -----------------------------------
Name:      William M. Thalman
     ---------------------------------
Title:     Vice President & Treasurer
      --------------------------------

                              CONSENT OF GUARANTOR

         Each of the undersigned guarantors (jointly and severally the "Guarantor") consents to the provisions of the foregoing November 2000 Waiver Agreement and all prior amendments (if any) and confirms and agrees that: (a) the Guarantor's obligations under their Guaranty and Suretyship Agreement dated October 25, 1997 (collectively, the "Guaranty"), relating to the Lender Obligations, shall be unimpaired by the November 2000 Waiver Agreement; (b) the Guarantor has no defenses, setoffs, claims, counterclaims or causes of action of any kind against any Lender or the Agent, or their respective officers, directors, employees, agents or attorneys representations, participants, successors and assigns with respect to the Guaranty; and (c) all of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Loan Documents, as modified by this November 2000 Waiver Agreement. The Guarantor certifies that all representations and warranties made in the Guaranty are true and correct.

         Each Guarantor has reviewed the terms and provisions of Section 10(d) of the foregoing November 2000 Waiver Agreement. The terms of Section 10(d) are incorporated herein by referenced; each undersigned Guarantor ratifies, confirms and adopts the waivers, releases, discharges, covenants and agreements therein set forth; and each undersigned Guarantor acknowledges and agrees that it is bound by the terms of such Section 10(d).

         The Guarantor hereby confirms that any collateral for the Lender Obligations, including liens, security interests, mortgages, and pledges granted by the Guarantor or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Guarantor's existing and future obligations to the Lenders, as modified by the November 2000 Waiver Agreement .

         The Guarantor ratifies and confirms the indemnification and waiver of jury trial provisions contained in the Guaranty.

         WITNESS the due execution of this Consent as a document under seal as of the date of the November 2000 Waiver Agreement, intending to be legally bound hereby.

WITNESS:                                    GUARANTOR:

                                            SEADRIFT COKE, L.P., a Texas limited
                                            partnership

                                            By THE CARBIDE/GRAPHITE GROUP,
                                            INC., its authorized general partner

By: /s/ Travis E. Williams                  By: /s/ William M. Thalman  (SEAL)
   -------------------------------             -------------------------
Name:                                       Name: William M. Thalman
     -----------------------------               -------------------------------
Title:                                      Title: Vice President & Treasurer
      ----------------------------                ------------------------------

                [SIGNATURES OF GUARANTORS CONTINUED ON NEXT PAGE]

                         [CONTINUATION OF SIGNATURES OF
                       GUARANTORS CONTINUED ON NEXT PAGE]


                                            CARBIDE/GRAPHITE MANAGEMENT
                                            CORPORATION, a Delaware corporation

By: /s/ Travis E. Williams                  By: /s/ William M. Thalman    (SEAL)
   --------------------------------            ----------------------------
Name:                                       Name: William M. Thalman
     ------------------------------              -----------------------------
Title:                                      Title: Vice President & Treasurer
      -----------------------------               ----------------------------


                                            C/G SPECIALTY PRODUCTS
                                            MANAGEMENT CORPORATION, a
                                            Delaware corporation

By: /s/ Travis E. Williams                  By: /s/ William M. Thalman    (SEAL)
    -------------------------------            ----------------------------
Name:                                       Name: William M. Thalman
     ------------------------------              -----------------------------
Title:                                      Title: Vice President & Treasurer
      -----------------------------               ----------------------------


                                            CARBIDE/GRAPHITE BUSINESS
                                            TRUST, a Delaware business trust

By: /s/ Travis E. Williams                  By: /s/ William M. Thalman    (SEAL)
    -------------------------------            ----------------------------
Name:                                       Name: William M. Thalman
     ------------------------------              -----------------------------
Title:                                      Title: Vice President & Treasurer
      -----------------------------               ----------------------------


                                            CARBON/GRAPHITE INTERNATIONAL,
                                            INC., a Barbados corporation

By: /s/ Travis E. Williams                  By: /s/ Jeffrey T. Jones      (SEAL)
    -------------------------------            ----------------------------
Name:                                       Name: Jeffrey T. Jones
     ------------------------------              -----------------------------
Title:                                      Title: Treasurer
      -----------------------------               ----------------------------

                               CONSENT OF LENDERS

         Each of the undersigned Lenders hereby consent to the terms of the foregoing November 2000 Waiver Agreement and authorizes the Agent to execute and deliver the November 2000 Waiver Agreement to the Borrower.

         Witness the due execution of this Consent of Lenders as a document under seal as of the date of the November 2000 Waiver Agreement, intending to be legally bound hereby.


                                          LENDERS:

Revolving Credit                          PNC BANK, NATIONAL ASSOCIATION,
Commitment: $23,400,000                   as a Lender, the L/C Issuer and Agent

Ratable Share: 17.33%                     By: /s/ Martin E. Mueller      (SEAL)
                                             ----------------------------
                                          Name: Martin E. Mueller
                                               --------------------------
                                          Title: Vice President
                                                -------------------------

Revolving Credit                          NATIONAL CITY BANK OF
Commitment: $16,200,000                   PENNSYLVANIA


Ratable Share: 12%                        By: /s/ William F. Nicholson   (SEAL)
                                             ----------------------------
                                          Name: William F. Nicholson
                                               --------------------------
                                          Title: Vice President
                                                -------------------------

Revolving Credit                          BANK ONE, N.A.
Commitment: $11,700,000

Ratable Share: 8.66%                      By: /s/ Christer D. Lucander   (SEAL)
                                             ----------------------------
                                          Name: Christer D. Lucander
                                               --------------------------
                                          Title: First Vice President
                                                -------------------------

Revolving Credit                          FIRST UNION NATIONAL BANK
Commitment: $16,200,000

Ratable Share: 12%                        By: /s/ Amy B. Delfini         (SEAL)
                                             ----------------------------
                                          Name: Amy B. Delfini
                                               --------------------------
                                          Title: Assistant Vice President
                                                -------------------------

                 [SIGNATURES OF LENDERS CONTINUED ON NEXT PAGE]

                         [CONTINUATION OF SIGNATURES OF
                         LENDERS TO CONSENT TO LENDERS]


Revolving Credit                          KEYBANK, NATIONAL ASSOCIATION
Commitment: $11,700,000

Ratable Share: 8.66%                      By: /s/ Anne R. Hohl           (SEAL)
                                             ----------------------------
                                          Name: Anne R. Hohl
                                               --------------------------
                                          Title: Vice President
                                                -------------------------

Revolving Credit                          STANDARD CHARTERED BANK
Commitment: $11,700,000

Ratable Share: 8.66%                      By: /s/ Peter Brach            (SEAL)
                                             ----------------------------
                                          Name: Peter Brach
                                               --------------------------
                                          Title: Vice President
                                                -------------------------


Revolving Credit                          MELLON BANK, N.A.
Commitment: $11,700,000

Ratable Share: 8.66%                      By: /s/ Alan J. Kopolow        (SEAL)
                                             ----------------------------
                                          Name: Alan J. Kopolow
                                               --------------------------
                                          Title: Vice President
                                                -------------------------


Revolving Credit                          BANK OF AMERICA, N.A.
Commitment: $16,200,000

Ratable Share: 12%                        By: /s/ Reinhard Freimuth      (SEAL)
                                             ----------------------------
                                          Name: Reinhard Freimuth
                                               --------------------------
                                          Title: Vice President
                                                -------------------------


Revolving Credit                          THE CHASE MANHATTAN BANK
Commitment: $16,200,000

Ratable Share: 12%                        By: /s/ John Malone            (SEAL)
                                             ----------------------------
                                          Name: John Malone
                                               --------------------------
                                          Title: Vice President
                                                -------------------------